SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its charter)

Delaware	52-1253406
(State of incorporation or organization)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630 Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities Act Registration Statement file number to which this form relates: 333-122386.

Securities to be registered pursuant to section 12 (b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, 0.001 par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12 (g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANTS’ SECURITIES TO BE REGISTERED.

See “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-3, dated January 28, 2005 (Registration No. 333-122386), as amended on February 10, 2005, which is hereby incorporated by reference.

ITEM 2. EXHIBITS.

3.1	Certificate of Incorporation of RegeneRx Biopharmaceuticals, Inc., as amended. (1)

3.2	Bylaws of RegeneRx Biopharmaceuticals, Inc. (2)

4.0	Specimen Common Stock Certificate of RegeneRx Biopharmaceuticals, Inc. (3)

4.1	Form of Warrant. (4)

4.2	Warrant issued to ThinkEquity Partners LLC, dated December 31, 2004. (4)

5.1	Opinion of Patton Boggs LLP regarding the legality of the securities being registered. (5)

23.1	Consent of Reznick Group, P.C. (5)

23.2	Consent of Patton Boggs LLP (included within Exhibit 5.1).

99.1	Form of Purchase Agreement. (4)

(1)	Incorporated by reference from Exhibit 3.1 to Registration Statement No. 33-9370, Amendment No. 1 (filed November 26, 1986), as amended in Exhibit 3.2 to RegeneRx’s Transitional Report on Form 10-K, File No. 0-15070 (filed March 18, 1991), as amended in Exhibit 3.3 to RegeneRx’s Annual Report on Form 10-KSB, File No. 0-15070 (filed April 2, 2001).
(2)	Incorporated by reference from Exhibit 3.2 to Registration Statement No. 33-9370 (filed October 8, 1986), as amended in Exhibit 4.7 to Registration Statement No. 33-34551, Amendment No. 3 (filed June 21, 1990), as amended in Exhibit 4.8 to Registration Statement No. 33-34551, Amendment No. 3 (filed June 21, 1990), as amended in Exhibit 3.6 to RegeneRx’s Transitional Report on Form 10-K, File No. 0-15070 (filed March 18, 1991).
(3)	Incorporated by reference from Exhibit 4.1 to Registration Statement No. 33-9370, Amendment No. 1 (filed November 26, 1986).
(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the SEC on January 6, 2005.
(5)	Incorporated by reference from the Registrant’s Registration Statement on Form S-3 (No. 333-122386) originally filed with the SEC on January 28, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: March 21, 2005	By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer